Exhibit 10.3
Morgan Stanley
09 March 2011

To:	BIOCRYST PHARMACEUTICALS, INC.
Account Number:
Attn:	Alane Barnes
Email:	abarnes@biocryst.com

From:	Morgan Stanley & Co. International plc, London (Authorised and regulated by the Financial Services Authority)

Re:	Swap Transaction Ref. No. EJPSY
THIS CONFIRMATION AMENDS AND RESTATES IN ITS ENTIRETY
THE PREVIOUS CONFIRMATION FOR THIS TRANSACTION
Dear Sir or Madam:
Morgan Stanley & Co. International plc, acting as introducing broker for MORGAN STANLEY CAPITAL SERVICES INC. is pleased to confirm the terms and conditions of the transaction entered into between MORGAN STANLEY CAPITAL SERVICES INC. and BIOCRYST PHARMACEUTICALS, INC. on the Trade Date specified below (the “Transaction”). This facsimile constitutes a “Confirmation” as referred to in the Agreement as specified below.
The definitions and provisions contained in the 1998 FX and Currency Option Definitions, as supplemented by the 2005 Barrier Option Supplement (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), The Emerging Markets Traders Association and The Foreign Exchange Committee) are incorporated into this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms part of, and is subject to the ISDA Master Agreement dated as of 7 March 2011, as amended and supplemented from time to time (the “Agreement”), between MORGAN STANLEY CAPITAL SERVICES INC. and BIOCRYST PHARMACEUTICALS. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	MORGAN STANLEY CAPITAL SERVICES INC.
Party A Credit Support Documents:	As per the Agreement
Party B:	BIOCRYST PHARMACEUTICALS, INC
Transaction 1 consisting of 21 Tranche(s), subject to the Cancellation Option defined in the Other Provisions below:

Trade Date:	9 March 2011

Buyer:	Party B
Seller.	Party A
Currency Option Style:	European
Currency Option Type:	Put JPY / Call USD
Put Currency Amount:	For each Tranche(s) the Put Currency Amount(s) as defined in Appendix I below
Call Currency Amount:	For each Tranche(s) the Call Currency Amount(s) as defined in Appendix I below
Strike Price:	100.00
Expiration Time:	04:00 pm local time in London
Expiration Date(s):	For each Tranche(s) the Expiration Date(s) as defined in Appendix I below

Morgan Stanley

Settlement Date(s):	For each Tranche(s) the Settlement Date(s) as defined in Appendix I below
Business Days:	New York, London and Tokyo
Business Day Convention for Expiration Date(s) and Settlement
Date(s):	Modified Following
Settlement Terms with respect to a Tranche in Transaction 1:
Party B may choose any Tranche with respect to Transaction 1 to be settled, in whole or in part, by Cash Settlement in accordance with the Definitions (to be paid in USD) by providing written notice (if such Tranche is to be settled by Cash Settlement in part, specifying in such notice the amount to be subject to Cash Settlement) to Party A no later than 4.00 p.m., London time on the Business Day falling two Business Days prior to the relevant Expiration Date. If Party B fails to give such notice in respect of a Tranche, such Tranche with respect to Transaction 1, shall be deemed to be Deliverable for the purposes of the Definitions, if such Tranche is Exercised by the Buyer on the relevant Expiration Date at the Expiration Time. Any portion of a Tranche with respect to which Cash Settlement has not been elected shall be deemed to be Deliverable for purpose of the Definitions. Any Cash Settlement calculation will occur at the Expiration Time on the Expiration Date(s) where applicable.

Cash Settlement Amount (in USD) = Max { 0; [ Put Currency Amount x (1/Strike Price - 1/ FX)]}

“FX” shall mean the currency exchange rate for USD/JPY foreign exchange transactions for spot settlement expressed as the amount of JPY per one USD calculated as the “bid” rate as shown at 4:00 p.m. London time on Reuters Page USDJPYFIX=WM (or on any other page that may replace this page on such service) on the relevant Expiration Date(s). If either of such rates ceases to be published by Reuters, then the Calculation Agent shall determine the exchange rate using the successor information source, as designated by Reuters, if any. If no such successor information source is designated, the Calculation Agent shall, acting in good faith and a commercially reasonable manner, determine the replacement rate.
Transaction 2 consisting of 7 Tranche(s), subject to the Cancellation Option defined in the Other Provisions below.
(a) General Terms with respect to a Tranche in Transaction 2:

Buyer.	Party A
Seller:	Party B
Currency Option Style:	European
Currency Option Type:	Binary
Settlement Amount:	As defined in Appendix II
Expiration Date(s):	For each Tranche(s) the Expiration Date(s) as defined in Appendix II below
Settlement Date(s)	For each Tranche(s) the Settlement Date(s) as defined in Appendix II below
Settlement Currency:	USD
(b) Other Terms and Conditions:

Barrier Event:	Applicable
Event Type:	One-Touch Binary
Spot Exchange Rate direction:	At or below the Barrier Level

Spot Exchange Rate:	The currency exchange rate for USD/JPY foreign exchange transactions for spot settlement expressed as the amount of JPY per one USD calculated as the arithmetic mean of the bid and ask rates (the “mid” rate) as shown at 4:00 p.m. London time on Reuters Page USDJPYFIX=WM (or on any other page that may replace this page on such service) on the relevant Expiration Date(s). If either of such rates ceases to be published by Reuters,

Morgan Stanley

then the Calculation Agent shall determine the Spot Exchange Rate using the successor information source, as designated by Reuters, if any. If no such successor information source is designated, the Calculation Agent shall, acting in good faith and a commercially reasonable manner, determine the replacement rate.

Barrier Level:	100
Currency Pair:	USD / JPY
Event Period Start Date:	The relevant Expiration Date(s)
Event Period End Date:	The relevant Expiration Date(s)
Barrier Determination Agent:	Party A
Settlement Terms with respect to a Tranche for Transaction 2:
(i)	If the Spot Exchange Rate meets the Spot Exchange Rate Direction condition with respect to Barrier Level on the relevant Expiration Date(s), as determined by the Barrier Determination Agent, the Transaction 2 Seller shall pay the relevant Settlement Amount to the Transaction 2 Buyer on the relevant Settlement Date(s).

Business Days:	New York, London and Tokyo

Business Day Convention for Expiration Date(s) and Settlement Date(s):	Modified Following
Other Provisions:
As Follows
Cancellation Option:
Party B may cancel both the Transaction 1 and Transaction 2, for the Tranches with Expiration Dates of 18 May 2016, 18 August 2016, 18 May 2017, 18 August 2017, 18 May 2018, 18 August 2018, 18 May 2019, 18 August 2019, 18 May 2020, 18 August 2020 and 18 November 2020, on the “Cancellation Date” by giving notice to Party A no later than 4:00 pm London time on the day that is 10 New York, London and Tokyo Business Days prior to the Cancellation Date. The rights and obligations of both parties will cease, but without prejudice to any such rights and obligations which have already become due and payable in respect of either party. Upon exercise of the Cancellation Option, Party B shall pay to Party A an amount equal to USD 1,950,000 for value 18 May 2014. For the avoidance of doubt, all payments due on any Settlement Date(s) from and including 18 May 2011 to and including 18 August 2015 will not be subject to the provisions of the Cancellation Option and shall remain due and payable.
‘Cancellation Date’ means 18 May 2014, subject to adjustment in accordance with the Modified Following Business Day Convention. Business Days for ‘Cancellation Date’ are New York, London and Tokyo Business Days.
This Confirmation and the agreements of the parties contained herein and, as it relates to this Confirmation, in the ISDA Master Agreement shall be subject to the terms of the letter agreement, dated as of [the date hereof] (the “Side Letter”), among Party B, Morgan Stanley Capital Services Inc., the Issuer (as defined below) and the Note Trustee (as defined below).

Calculation Agent:	Party A

Account Details:
Account for payments to Party A:
Account for payments in USD:	As per Standard Settlement Instructions
Account for payments in JPY:	As per Standard Settlement Instructions
Account for payments to Party B:
Account for payments in USD:	Please supply details
Account for payments in JPY:	Please supply details

Morgan Stanley

Documentation and Operations Contacts:
Documentation:	Telephone London (020) 7677 2175
Facsimile London (020) 7056 4853
Return Confirmations to:
Derivative.Confirms.Europeemorganstanlev.com
Telex 8812564 MORSTN G
Operations:	Telephone London (020) 7677 7699
Facsimile London (020) 7677 7264
Telex 8812564 MORSTN G
This Confirmation supersedes and replaces any other confirmation (including a SWIFT MT300, a SWIFT 305 or phone confirmation), if any, sent in connection with this Transaction on or prior to the date hereof.
Party B represents and warrants that it is an “eligible swap participant” as that term is defined by the United States Commodity Future Trading Commission in 17 C.F.R Sec. 35.1.
Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(i)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary, It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, and the other party is not acting with respect to any communication (written or oral) as a “municipal advisor,” as such term is defined in Section 975 of the U.S. Dodd-Frank Wall Street Reform & Consumer Protection Act; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice, advice provided by a municipal advisor or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(ii)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the term’s conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for, or an advisor to, it in respect of this Transaction.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us, or by sending to us a facsimile or telex substantially similar to this facsimile which sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. We are delighted to have executed this Transaction with you and look forward to working with you again.
Yours sincerely,

By:	/s/ Oliver Stuart
	Name:	Oliver Stuart
	Title:	Managing Director
Morgan Stanley & Co. International plc acting as introducing broker for MORGAN STANLEY CAPITAL SERVICES INC.

Morgan Stanley

Confirmed as of the date first written above: BIOCRYST PHARMACEUTICALS, INC

By:	/s/ Alane Barnes
Alane Barnes
VP, General Counsel & Corporate Secretary

MORGAN STANLEY & CO. INTERNATIONAL PLC Is Authorised and regulated by the Financial Services Authority.
Appendix I
The dates below are subject to adjustment in accordance with the Modified Following Business Day Convention

			Put Currency	Call Currency
Tranche(s)	Expiration Date(s)	Settlement Date(s)	Amount(s) in JPY	Amount(s) in USD
1	18 May 2011	20 May 2011	308,681,241	3,086,812.41
2	18 August 2011	20 August 2011	23,941,314	239,413.14
3	18 May 2012	20 May 2012	577,911,514	5,779,115.14
4	18 August 2012	20 August 2012	35,362,260	353,622.60
5	18 May 2013	20 May 2013	820,614,422	8,206,144.22
6	18 August 2013	20 August 2013	55,377,495	553,774.95
7	18 May 2014	20 May 2014	926,409,313	9,264,093.13
8	18 August 2014	20 August 2014	55,160,182	551,601.82
9	18 May 2015	20 May 2015	922,494,888	9,224,948.88
10	18 August 2015	20 August 2015	55,257,480	552,574.80
11	18 May 2016	20 May 2016	923,851,574	9,238,515.74
12	18 August 2016	20 August 2016	55,005,574	550,055.74
13	18 May 2017	20 May 2017	919,378,096	9,193,780.96
14	18 August 2017	20 August 2017	55,068,534	550,685.34
15	18 May 2018	20 May 2018	920,175,611	9,201,756.11
16	18 August 2018	20 August 2018	54,784,532	547,845.32
17	18 May 2019	20 May 2019	915,178,892	9,151,788.92
18	18 August 2019	20 August 2019	54,814,873	548,148.73
19	18 May 2020	20 May 2020	915,440,846	9,154,408.46
20	18 August 2020	20 August 2020	54,500,547	545,005.47
21	18 November 2020	20 November 2020	2,980,318	29,803.18
Appendix II

Tranche(s)	Expiration Date(s)	Settlement Date(s)	Settlement Amount in USD
1	18 May 2014	20 May 2014	1,950,000
2	18 May 2015	20 May 2015	1,950,000
3	18 May 2016	20 May 2016	1,950,000
4	18 May 2017	20 May 2017	1,950,000
5	18 May 2018	20 May 2018	1,950,000
6	18 May 2019	20 May 2019	1,950,000
7	18 May 2020	20 May 2020	1,950,000